                                                                  Exhibit (a)(3)

                          [LETTERHEAD OF ITXC CORP.]

                                  May 2, 2001

Dear option holder:

           Due to today's difficult market conditions and the precipitous decline in the market price of our common stock, you hold stock options with an exercise price that exceeds the current market price of our common stock. Because our board of directors recognizes that the Company's option plan may not currently be providing performance incentives for its valued employees, directors and consultants, the board has considered a number of ways to provide you with the benefit of options that over time may have a greater potential to increase in value.

           As a result, I am happy to announce that ITXC will offer to exchange your outstanding options under its 1998 Stock Incentive Plan (the "Plan") with an exercise price of more than $3.69 for new options we will grant under the Plan. You may exchange one or more of your options. However, you may not tender options granted to you in exchange for options granted to you by eFusion, Inc. or options granted to you on May 18, 2000. If you select a particular option for exchange, you must also exchange (to the extent consistent with the preceding sentences) all other options granted to you by ITXC on or after the date of the selected option. Further, if you elect to exchange any option granted during the six month period ending on the expiration date of our offer, then you must also exchange each other option granted to you within six months prior to the expiration date. You also have the right to choose not to tender any of your options.

           The number of shares of common stock subject to the new options will be equal to the number of shares subject to the options that you tender and we accept for exchange, as adjusted for any stock splits, stock dividends and similar events. We will grant the new options on or about the later of December 7, 2001 or the first business day which is at least six months and one day following the date we accept and cancel the tendered options.

           You must be an employee, director or consultant of the Company or one of its subsidiaries from the date you tender options through the date we grant the new options in order to receive new options. If you do not remain an employee, director or consultant of the Company or one of its subsidiaries, you will not receive any new options or any other consideration for the options tendered by you and canceled by the Company.

           The terms and conditions of the new options will be substantially the same as the terms and conditions of your current options, except in three respects:

                . the per share exercise price of all new options will equal the closing sale price of our common stock on the Nasdaq National Market on the date we grant the new options or on the first date thereafter on which a closing sale price is available;

                . your options will expire (in the absence of an earlier termination) ten years from the new grant date; and

                . your options will vest in accordance with the following table (which assumes that the grant date is December 7, 2001):



                                     A(3)1

-----------------------------------------------------------------------------------------------------------------------------------
  Year of Grant of Eligible Optiontion                 Vesting Period of New Option            Vesting Installments of New Option
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
  1999 (with any vesting formula);                     One Year                                50% on June 7, 2002
  2000-2001 (with immediate vesting)                                                           50% on December 7, 2002
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
  2000 (with three year vesting schedules)             Two Years                               25% on June 7, 2002
                                                                                               25% on December 7, 2002
                                                                                               25% on June 7, 2003
                                                                                               25% on December 7, 2003
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
  2000 (with four year vesting)                        Three Years                             One sixth on June 7, 2002
                                                                                               One sixth on December 7, 2002
                                                                                               One sixth on June 7, 2003
                                                                                               One sixth on December 7, 2003
                                                                                               One sixth on June 7, 2004
                                                                                               One sixth on December 7, 2004
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
  2001 (with four year vesting)                        Four Years                              12.5% on June 7, 2002
                                                                                               12.5% on December 7, 2002
                                                                                               12.5% on June 7, 2003
                                                                                               12.5% on December 7, 2003
                                                                                               12.5% on June 7, 2004
                                                                                               12.5% on December 7, 2004
                                                                                               12.5% on June 7, 2005
                                                                                               12.5% on December 7, 2005
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
  2000 or 2001 (with seven year vesting)               Seven Years                             100% on December 7, 2008,  subject
                                                                                               to earlier vesting if performance
                                                                                               thresholds are met
-----------------------------------------------------------------------------------------------------------------------------------

           To the extent that the performance tests of a performance based option have been satisfied prior to the expiration of this offer (that is, June 1, 2001, unless we extend that date), the vested portion of such option will be exchanged for an option having a term of one year, vesting 50% six months after the grant date and vesting 50% one year after the grant date.

           The board of directors makes no recommendation as to whether you should tender or refrain from tendering your options in the offer. You must make your own decision whether to tender your options.

           The Company's offer is being made under the terms and subject to the conditions of an offer to exchange and a related letter of transmittal that are enclosed with this letter. You should carefully read the entire offer to exchange and letter of transmittal before you decide whether to tender any of your options. A tender of options involves risks, which are discussed in the offer to exchange.

           To tender options, you will be required to properly complete and return to us the letter of transmittal and any other documents specified in that letter by the expiration date of the Company's offer. Specifically, if you desire to exchange any of your options, you should follow the following steps:

                . Review the attachment to the letter of transmittal. The attachment describes each option that has been granted to you that remains outstanding.

                                     A(3)2

        . Initial those option grants on the attachment that you wish to exchange. Remember that:

              . You may only select options that have an exercise price of more than $3.69 per share.

              .   You may not select an option granted on May 18, 2000.

              . You may not select an option granted to you in exchange for an option granted to you by eFusion, Inc.

              . Once you select an option, you must also select all options granted to you after the date of that option (to the extent consistent with the criteria specified above).

              . If you select any option granted within six months prior to June 1, 2001, you must select all options granted to you within that six month time period.

        .    Sign the letter of transmittal on page 4.

        .    Complete the other information required to be answered on page 4.

        . Return the letter of transmittal, with the attachment, to ITXC Corp., 600 College Road East, Princeton, New Jersey 08540, Attn:
             Erica Fein, before 5 p.m., New York City Time, on June 1, 2001.

     If you do not intend to exchange any of your options, please check the box on page 5 of the letter of transmittal, sign the letter of transmittal on page 5, and return the letter of transmittal to ITXC Corp., 600 College Road East, Princeton, New Jersey 08540, Attn: Erica Fein, before 5 p.m., New York City Time, on June 1, 2001.

     If you have any questions about the offer, please call Erica Fein, Human Resources Vice President, Administration, at (609) 750-3267 or send her an email message at efein@itxc.com.

     I thank you for your continued efforts on behalf of ITXC.

                                                 ITXC CORP.

                                                 By:
                                                    ---------------------------
                                                    Tom Evslin, Chairman and CEO

Enclosures


                                     A(3)3